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                                HALE AND DORR LLP
                               COUNSELLORS AT LAW


                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109

                         607-526-6000 o FAX 617-526-5000


                                                                     Exhibit 5.1


                                             August 6, 1999


Ascent Pediatrics, Inc.
187 Ballardvale Street, Suite B125
Wilmington, Massachusetts 01887

      Re: 1992 Equity Incentive Plan
          --------------------------


Ladies and Gentlemen:

         We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,850,000 shares of Depositary Shares (the "Depositary Shares"), each representing one share of Common Stock, $.00004 par value per share (the "Common Stock"), subject to a call option and evidenced by a depositary receipt, of Ascent Pediatrics, Inc., a Delaware corporation (the" Company"), issuable under the Company's 1992 Equity Incentive Plan (the "Plan").

         We have examined the Certificate of Incorporation of the Company and the By-laws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Depositary Agreement dated as of February 16, 1999, as amended, by and among the Company, Alpharma USPD Inc. and State Street Bank and Trust Company (the "Depositary Agreement"), the Agreement and Plan of Merger dated as of February 16, 1999 by and between the Company and Bird Merger Corporation (the "Merger Agreement"), the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

         In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of any such documents.

Washington, DC                     Boston, MA                        London, UK*
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              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

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Ascent Pediatrics, Inc.
August 6, 1999
Page 2


         We assume that the appropriate action will be taken, prior to the offer and sale of the shares in accordance with the Plan, to register and qualify the shares for sale under all applicable state securities or "blue sky" laws.

         We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the Delaware General Corporation Law statute and the federal laws of the United States of America.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

         Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Depositary Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares when issued in accordance with the terms of the Depositary Agreement, the Merger Agreement and the Plan will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.


                                              Very truly yours,



                                              /s/ HALE AND DORR LLP
                                              HALE AND DORR LLP